Exhibit 99.2

PROXY	THE ROBERT MONDAVI CORPORATION

CLASS B COMMON STOCK PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 30, 2004

The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and appoints Gregory M. Evans and Michael K. Beyer or either of them, each with full power of substitution, as proxies, to represent the undersigned at the Annual Meeting of Shareholders of The Robert Mondavi Corporation, a California Corporation, to be held at the Silverado Resort, 1600 Atlas Peak Road, Napa, California 94558, on Tuesday, November 30, 2004 at 10:00 a.m., Pacific time, and at any adjournment(s) or postponement(s) thereof, and to vote the number of shares of Class B common stock of The Robert Mondavi Corporation that the undersigned would be entitled to vote if then and there personally present.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE ROBERT MONDAVI CORPORATION. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER, FOR THE PROPOSAL REGARDING REINCORPORATION IN DELAWARE, FOR THE PROPOSAL TO ELIMINATE THE ABILITY OF SHAREHOLDERS TO ACT BY WRITTEN CONSENT WITHOUT A MEETING, FOR THE PROPOSAL TO ELIMINATE THE ABILITY OF SHAREHOLDERS TO CALL A SPECIAL MEETING, FOR THE NOMINEES FOR ELECTION, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, FOR THE PROPOSAL REGARDING THE 1993 EMPLOYEE STOCK PURCHASE PLAN, FOR THE PROPOSAL REGARDING THE 1999 NON-EMPLOYEE DIRECTORS’ STOCK PLAN AND FOR THE PROPOSAL REGARDING THE 1993 EQUITY INCENTIVE PLAN. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission and by applicable state laws (including matters that the proxy holders do not know, a reasonable time before this solicitation, are to be presented).

(Please complete, date and sign on the reverse side and mail in the enclosed envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

		FOR	AGAINST	ABSTAIN
1.	COMPANY’S PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER	☐	☐	☐

2.	COMPANY’S PROPOSAL TO REINCORPORATE IN DELAWARE	☐	☐	☐

3.	COMPANY’S PROPOSAL TO ELIMINATE THE ABILITY OF SHAREHOLDERS TO ACT BY WRITTEN CONSENT WITHOUT A MEETING	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	COMPANY’S PROPOSAL TO ELIMINATE THE ABILITY OF SHAREHOLDERS TO CALL A SPECIAL MEETING	☐	☐	☐

Notwithstanding the separate presentation of proposals 1-4 above, all are required to approve the merger and recapitalization. Accordingly, if any of such four proposals is not approved, none of proposals 1, 2, 3 and 4 will be effective and the merger and the recapitalization will not be completed. If shareholders wish to have the merger and recapitalization completed, they must approve all of these proposals.

		FOR the nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for the nominees listed
5.	ELECTION OF DIRECTORS BY HOLDERS OF CLASS A COMMON STOCK, VOTING AS A CLASS	☐	☐

Nominees: 01 Ted W. Hall, 02 Marcia Mondavi Borger, 03 Timothy J. Mondavi, 04 Frank E. Farrella, 05 Gregory M. Evans, 06 Adrian Bellamy

To withhold authority to vote for an individual nominee, write such nominee’s name below:

		FOR	AGAINST	ABSTAIN
6.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS	☐	☐	☐

7.	COMPANY’S PROPOSAL REGARDING THE 1993 EMPLOYEE STOCK PURCHASE PLAN	☐	☐	☐

8.	COMPANY’S PROPOSAL REGARDING THE 1993 NON-EMPLOYEE DIRECTORS’ STOCK PLAN	☐	☐	☐

9.	COMPANY’S PROPOSAL REGARDING THE 1993 EQUITY INCENTIVE PLAN	☐	☐	☐

The undersigned acknowledges receipt of (a) the Notice of 2004 Annual Meeting of Shareholders, (b) the accompanying Proxy Statement and (c) the Company’s Annual Report pursuant to SEC Rule 14a-3 for the fiscal year ended June 30, 2004.

Signature(s)	Dated:	, 2004

Please sign exactly as the name or names appear on your stock certificates and return promptly in the enclosed envelope. If the shares are issued in the name of two or more persons, each of them must sign the proxy. A proxy executed by a corporation must be signed in its name by an authorized officer of the corporation. Executors, administrators, trustees and partners should indicate their capacities when signing the proxy.

▲ FOLD AND DETACH HERE ▲

Shareholders will be asked to present a valid photo identification, such as a driver’s license or passport, before being admitted to the meeting.

If a broker, bank, trustee, nominee or other third party holds your shares, please inform that party that you plan to attend the annual meeting and ask for a legal proxy. Bring the legal proxy to the shareholder registration area when you arrive at the meeting. If you cannot get a legal proxy in time, we will admit you with a copy of your brokerage or bank account statement showing that you owned stock in The Robert Mondavi Corporation as of October 1, 2004.